FT 392

                         TRUST AGREEMENT

                    Dated:  December 9, 1999

The Trust Agreement among Nike Securities L.P., as Depositor, The Chase Manhattan Bank, as Trustee and First Trust Advisors L.P., as Evaluator and Portfolio Supervisor, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for The First Trust Special Situations Trust, Series 22 and certain subsequent Series, Effective November 20, 1991" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

WITNESSETH THAT:

In consideration of the premises and of the mutual agreements herein contained, the Depositor, the Trustee, the Evaluator and the Portfolio Supervisor agree as follows:

PART I

STANDARD TERMS AND CONDITIONS OF TRUST

Subject to the provisions of Part II and Part III hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

PART II

SPECIAL TERMS AND CONDITIONS OF TRUST

FOR E-INFRASTURCTURE SELECT PORTFOLIO SERIES

The following special terms and conditions are hereby agreed to:

A.The Securities initially deposited in the Trust pursuant to Section
2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

B.(1) The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit and the initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof are set forth in the Prospectus in the section "Summary of Essential Information."

Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to Section 2.03 of the Standard Terms and Conditions of Trust.

C.The Percentage Ratio on the Initial Date of Deposit is as set forth in the Prospectus under "Schedule of Investments."

D.The Record Date shall be as set forth in the prospectus under "Summary of Essential Information."

E.The Distribution Date shall be as set forth in the Prospectus under "Summary of Essential Information."

F.The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential Information."

G.The Evaluator's compensation as referred to in Section 4.03 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0030 per Unit, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Evaluator provides services during less than the whole of such year). Such fee may exceed the actual cost of providing such evaluation services for the Trust, but at no time will the total amount received for evaluation services rendered to unit investment trusts of which Nike Securities L.P. is the sponsor in any calendar year exceed the aggregate cost to the Evaluator of supplying such services in such year.

H.The Trustee's Compensation Rate pursuant to Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0095 per Unit, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Trustee provides services during less than the whole of such year). However, in no event, except as may otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

I.The Initial Date of Deposit for the Trust is December 9, 1999.

J.The minimum amount of Securities to be sold by the Trustee pursuant to
Section 5.02 of the Indenture for the redemption of Units shall be 100 shares.

K. The Depositor's compensation for providing bookkeeping and other administrative services as described in Section 3.14 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0015 per Unit.

PART II

SPECIAL TERMS AND CONDITIONS OF TRUST

FOR WORLD WIDE WIRELESS SELECT PORTFOLIO SERIES

The following special terms and conditions are hereby agreed to:

A.The Securities initially deposited in the Trust pursuant to Section
2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

B.(1) The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit and the initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof are set forth in the Prospectus in the section "Summary of Essential Information."

Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to Section 2.03 of the Standard Terms and Conditions of Trust.

C.The Percentage Ratio on the Initial Date of Deposit is as set forth in the Prospectus under "Schedule of Investments."

D.The Record Date shall be as set forth in the prospectus under "Summary of Essential Information."

E.The Distribution Date shall be as set forth in the Prospectus under "Summary of Essential Information."

F.The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential Information."

G.The Evaluator's compensation as referred to in Section 4.03 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0030 per Unit, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Evaluator provides services during less than the whole of such year). Such fee may exceed the actual cost of providing such evaluation services for the Trust, but at no time will the total amount received for evaluation services rendered to unit investment trusts of which Nike Securities L.P. is the sponsor in any calendar year exceed the aggregate cost to the Evaluator of supplying such services in such year.

H.The Trustee's Compensation Rate pursuant to Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0095 per Unit, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Trustee provides services during less than the whole of such year). However, in no event, except as may otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

I.The Initial Date of Deposit for the Trust is December 9, 1999.

J.The minimum amount of Securities to be sold by the Trustee pursuant to
Section 5.02 of the Indenture for the redemption of Units shall be 100 shares.

K. The Depositor's compensation for providing bookkeeping and other administrative services as described in Section 3.14 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0015 per Unit.

PART II

SPECIAL TERMS AND CONDITIONS OF TRUST

FOR E-INFRASTRUCTURE PORTFOLIO SERIES

The following special terms and conditions are hereby agreed to:

A.The Securities initially deposited in the Trust pursuant to Section
2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

B.(1) The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit and the initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof are set forth in the Prospectus in the section "Summary of Essential Information."

Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to Section 2.03 of the Standard Terms and Conditions of Trust.

C.The Percentage Ratio on the Initial Date of Deposit is as set forth in the Prospectus under "Schedule of Investments."

D.The Record Date shall be as set forth in the prospectus under "Summary of Essential Information."

E.The Distribution Date shall be as set forth in the Prospectus under "Summary of Essential Information."

F.The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential Information."

G.The Evaluator's compensation as referred to in Section 4.03 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0030 per Unit, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Evaluator provides services during less than the whole of such year). Such fee may exceed the actual cost of providing such evaluation services for the Trust, but at no time will the total amount received for evaluation services rendered to unit investment trusts of which Nike Securities L.P. is the sponsor in any calendar year exceed the aggregate cost to the Evaluator of supplying such services in such year.

H.The Trustee's Compensation Rate pursuant to Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0095 per Unit, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Trustee provides services during less than the whole of such year). However, in no event, except as may otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

I.The Initial Date of Deposit for the Trust is December 9, 1999.

J.The minimum amount of Securities t o be sold by the Trustee pursuant to Section 5.02 of the Indenture for the redemption of Units shall be 100 shares.

K. The Depositor's compensation for providing bookkeeping and other administrative services as described in Section 3.14 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0033 per Unit.

PART II

SPECIAL TERMS AND CONDITIONS OF TRUST

FOR REIT GROWTH & INCOME PORTFOLIO, SERIES 3

The following special terms and conditions are hereby agreed to:

A.The Securities initially deposited in the Trust pursuant to Section
2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

B.(1) The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit and the initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof are set forth in the Prospectus in the section "Summary of Essential Information."

Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to Section 2.03 of the Standard Terms and Conditions of Trust.

C.The Percentage Ratio on the Initial Date of Deposit is as set forth in the Prospectus under "Schedule of Investments."

D.The Record Date shall be as set forth in the prospectus under "Summary of Essential Information."

E.The Distribution Date shall be as set forth in the Prospectus under "Summary of Essential Information."

F.The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential Information."

G.The Evaluator's compensation as referred to in Section 4.03 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0030 per Unit, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Evaluator provides services during less than the whole of such year). Such fee may exceed the actual cost of providing such evaluation services for the Trust, but at no time will the total amount received for evaluation services rendered to unit investment trusts of which Nike Securities L.P. is the sponsor in any calendar year exceed the aggregate cost to the Evaluator of supplying such services in such year.

H.The Trustee's Compensation Rate pursuant to Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0095 per Unit, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Trustee provides services during less than the whole of such year). However, in no event, except as may otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

I.The Initial Date of Deposit for the Trust is December 9, 1999.

J.The minimum amount of Securities to be sold by the Trustee pursuant to
Section 5.02 of the Indenture for the redemption of Units shall be 100 shares.

K. The Depositor's compensation for providing bookkeeping and other administrative services as described in Section 3.14 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0033 per Unit.

PART II

SPECIAL TERMS AND CONDITIONS OF TRUST

FOR WORLD WIDE WIRELESS PORTFOLIO SERIES

The following special terms and conditions are hereby agreed to:

A.The Securities initially deposited in the Trust pursuant to Section
2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

B.(1) The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit and the initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof are set forth in the Prospectus in the section "Summary of Essential Information."

Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to Section 2.03 of the Standard Terms and Conditions of Trust.

C.The Percentage Ratio on the Initial Date of Deposit is as set forth in the Prospectus under "Schedule of Investments."

D.The Record Date shall be as set forth in the prospectus under "Summary of Essential Information."

E.The Distribution Date shall be as set forth in the Prospectus under "Summary of Essential Information."

F.The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential Information."

G.The Evaluator's compensation as referred to in Section 4.03 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0030 per Unit, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Evaluator provides services during less than the whole of such year). Such fee may exceed the actual cost of providing such evaluation services for the Trust, but at no time will the total amount received for evaluation services rendered to unit investment trusts of which Nike Securities L.P. is the sponsor in any calendar year exceed the aggregate cost to the Evaluator of supplying such services in such year.

H.The Trustee's Compensation Rate pursuant to Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0095 per Unit, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Trustee provides services during less than the whole of such year). However, in no event, except as may otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

I.The Initial Date of Deposit for the Trust is December 9, 1999.

J.The minimum amount of Securities to be sold by the Trustee pursuant to
Section 5.02 of the Indenture for the redemption of Units shall be 100 shares.

K. The Depositor's compensation for providing bookkeeping and other administrative services as described in Section 3.14 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0033 per Unit.


PART III

A.Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, references to subsequent Series established after the date of effectiveness of the First Trust Special Situations Trust, Series 24 shall include FT 392.

B.The term "Principal Account" as set forth in the Standard Terms an Conditions of Trust shall be replaced with the term "Capital Account."

C.Section 1.01(2) shall be amended to read as follows:

"(2)"Trustee" shall mean The Chase Manhattan Bank, or any successor trustee appointed as hereinafter provided."

All references to United States Trust Company of New York in the
Standard Terms and Conditions of Trust shall be amended to refer to The Chase Manhattan Bank.

D.Section 1.01(3) shall be amended to read as follows:

"(3) "Evaluator" shall mean First Trust Advisors L.P. and its successors in interest, or any successor evaluator appointed as hereinafter provided."

E.Section 1.01(4) shall be amended to read as follows:

"(4) "Portfolio Supervisor" shall mean First Trust Advisors L.P. and its successors in interest, or any successor portfolio supervisor appointed as hereinafter provided."

F.Paragraph (b) of Section 2.01 shall be restated in its entirety as follows:

(b)(1)From time to time following the Initial Date of Deposit, the Depositor is hereby authorized, in its discretion, to assign, convey to and deposit with the Trustee (i) additional Securities, duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, (ii) Contract Obligations relating to such additional Securities, accompanied by cash and/or Letter(s) of Credit as specified in paragraph (c) of this Section 2.01, or (iii) cash (or a Letter of Credit in lieu of cash) with instructions to purchase additional Securities, in an amount equal to the portion of the Unit Value of the Units created by such deposit attributable to the Securities to be purchased pursuant to such instructions. Except as provided in the following subparagraphs (2), (3) and (4) the Depositor, in each case, shall ensure that each deposit of additional Securities pursuant to this Section shall maintain, as nearly as practicable, the Percentage Ratio. Each such deposit of additional Securities shall be made pursuant to a Notice of Deposit of Additional Securities delivered by the Depositor to the Trustee. Instructions to purchase additional Securities shall be in writing, and shall specify the name of the Security, CUSIP number, if any, aggregate amount, price or price range and date to be purchased. When requested by the Trustee, the Depositor shall act as broker to execute purchases in accordance with such instructions; the Depositor shall be entitled to compensation therefor in accordance with applicable law and regulations. The Trustee shall have no liability for any loss or depreciation resulting from any purchase made pursuant to the Depositor's instructions or made by the Depositor as broker.

(2)Additional Securities (or Contract Obligations therefor) may, at the Depositor's discretion, be deposited or purchased in round lots. If the amount of the deposit is insufficient to acquire round lots of each Security to be acquired, the additional Securities shall be deposited or purchased in the order of the Security in the Trust most under-represented immediately before the deposit with respect to the Percentage Ratio.

(3)If at the time of a deposit of additional Securities, Securities of an issue deposited on the Initial Date of Deposit (or of an issue of Replacement Securities acquired to replace an issue deposited on the Initial Date of Deposit) are unavailable, cannot be purchased at reasonable prices or their purchase is prohibited or restricted by applicable law, regulation or policies, the Depositor may (i) deposit, or instruct the Trustee to purchase, in lieu thereof, another issue of Securities or Replacement Securities or (ii) deposit cash or a letter of credit in an amount equal to the valuation of the issue of Securities whose acquisition is not feasible with instructions to acquire such Securities of such issue when they become available.

(4)Any contrary authorization in the preceding subparagraphs (1) through
(3) notwithstanding, deposits of additional Securities made after the 90-day period immediately following the Initial Date of Deposit (except for deposits made to replace Failed Contract Obligations if such deposits occur within 20 days from the date of a failure occurring within such initial 90-day period) shall maintain exactly the Percentage Ratio existing immediately prior to such deposit.

(5)In connection with and at the time of any deposit of additional Securities pursuant to this Section 2.01(b), the Depositor shall exactly replicate Cash (as defined below) received or receivable by the Trust as of the date of such deposit. For purposes of this paragraph, "Cash" means, as to the Capital Account, cash or other property (other than Securities) on hand in the Capital Account or receivable and to be credited to the Capital Account as of the date of the deposit (other than amounts to be distributed solely to persons other than holders of Units created by the deposit) and, as to the Income Account, cash or other property (other than Securities) received by the Trust as of the date of the deposit or receivable by the Trust in respect of a record date for a payment on a Security which has occurred or will occur before the Trust will be the holder of record of a Security, reduced by the amount of any cash or other property received or receivable on any Security allocable (in accordance with the Trustee's calculations of distributions from the Income Account pursuant to Section 3.05) to a distribution made or to be made in respect of a Record Date occurring prior to the deposit. Such replication will be made on the basis of a fraction, the numerator of which is the number of Units created by the deposit and the denominator of which is the number of Units which are outstanding immediately prior to the deposit."

G.The following shall be added immediately following the first sentence of paragraph (c) of Section 2.01:

"The Trustee may allow the Depositor to substitute for any Letter(s) of Credit deposited with the Trustee in connection with the deposits described in Section 2.01(a) and (b) cash in an amount sufficient to satisfy the obligations to which the Letter(s) of Credit relates. Any substituted Letter(s) of Credit shall be released by the Trustee."

H.Section 2.03(a) of the Standard Terms and Conditions of Trust shall be amended by adding the following sentence after the first sentence of such section:

"The number of Units may be increased through a split of the Units or decreased through a reverse split thereof, as directed in writing by the Depositor, at any time when the Depositor is the only beneficial holder of Units, which revised number of Units shall be recorded by the Trustee on its books. The Trustee shall be entitled to rely on the Depositor's direction as certification that no person other than the Depositor has a beneficial interest in the Units and the Trustee shall have no liability to any person for action taken pursuant to such direction."

I.Section 3.01 of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

"Section 3.01. Initial Cost. Subject to reimbursement as hereinafter provided, the cost of organizing the Trust and the sale of the Trust Units shall be borne by the Depositor, provided, however, that the liability on the part of the Depositor under this section shall not include any fees or other expenses incurred in connection with the administration of the Trust subsequent to the deposit referred to in
Section 2.01. At the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period (as certified by the Depositor to the Trustee), the Trustee shall withdraw from the Account or Accounts specified in the Prospectus or, if no Account is therein specified, from the Capital Account, and pay to the Depositor the Depositor's reimbursable expenses of organizing the Trust in an amount certified to the Trustee by the Depositor. In no event shall the amount paid by the Trustee to the Depositor for the Depositor's reimbursable expenses of organizing the Trust exceed the estimated per Unit amount of organization costs set forth in the Prospectus for the Trust multiplied by the number of Units of the Trust outstanding at the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period; nor shall the Depositor be entitled to or request reimbursement for expenses of organizing the Trust incurred after the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period. If the cash balance of the Capital Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, sell Securities identified by the Depositor, or distribute to the Depositor Securities having a value, as determined under Section 4.01 as of the date of distribution, sufficient for such reimbursement. Securities sold or distributed to the Depositor to reimburse the Depositor pursuant to this Section shall be sold or distributed by the Trustee, to the extent practicable, in the percentage ratio then existing. The reimbursement provided for in this section shall be for the account of the Unit holders of record at the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period. Any assets deposited with the Trustee in respect of the expenses reimbursable under this Section 3.01 shall be held and administered as assets of the Trust for all purposes hereunder. The Depositor shall deliver to the Trustee any cash identified in the Statement of Net Assets of the Trust included in the Prospectus not later than the expiration of the Delivery Period and the Depositor's obligation to make such delivery shall be secured by the letter of credit deposited pursuant to Section 2.01. Any cash which the Depositor has identified as to be used for reimbursement of expenses pursuant to this Section 3.01 shall be held by the Trustee, without interest, and reserved for such purpose and, accordingly, prior to the earlier of the six months after the Initial Date of Deposit or the conclusion of the primary offering period, shall not be subject to distribution or, unless the Depositor otherwise directs, used for payment of redemptions in excess of the per Unit amount payable pursuant to the next sentence. If a Unit holder redeems Units prior to the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period, the Trustee shall pay to the Unit holder, in addition to the Redemption Value of the tendered Units, unless otherwise directed by the Depositor, an amount equal to the estimated per Unit cost of organizing the Trust set forth in the Prospectus, or such lower revision thereof most recently communicated to the Trustee by the Depositor pursuant to Section 5.01, multiplied by the number of Units tendered for redemption; to the extent the cash on hand in the Trust is insufficient for such payment, the Trustee shall have the power to sell Securities in accordance with Section 5.02. As used herein, the Depositor's reimbursable expenses of organizing the Trust shall include the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to the Trust, SEC and state blue sky registration fees, the cost of the initial valuation of the portfolio and audit of the Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses.

J.The second paragraph of Section 3.02 of the Standard Terms and Conditions is hereby deleted and replaced with the following sentence:

"Any non-cash distributions (other than a non-taxable distribution of the shares of the distributing corporation which shall be retained by a Trust) received by a Trust shall be dealt with in the manner described at Section 3.11, herein, and shall be retained or disposed of by such Trust according to those provisions. The proceeds of any disposition shall be credited to the Income Account of a Trust. Neither the Trustee nor the Depositor shall be liable or responsible in any way for depreciation or loss incurred by reason of any such sale."

K.Section 3.05.II(a) of the Standard Terms and Conditions of Trust is hereby amended to read in its entirety as follows:

"II.(a) On each Distribution Date, the Trustee shall distribute to each Unit holder of record at the close of business on the Record Date immediately preceding such Distribution Date an amount per Unit equal to such Unit holder's Income Distribution (as defined below), plus such Unit holder's pro rata share of the balance of the Capital Account (except for monies on deposit therein required to purchase Contract Obligations) computed as of the close of business on such Record Date after deduction of any amounts provided in Subsection I, provided, however, that the Trustee shall not be required to make a distribution from the Capital Account unless the amount available for distribution shall equal $1.00 per 100 Units.

Each Trust shall provide the following distribution elections: (1) distributions to be made by check mailed to the post office address of the Unit holder as it appears on the registration books of the Trustee, or (2) the following reinvestment option:

The Trustee will, for any Unit holder who provides the Trustee written instruction, properly executed and in form satisfactory to the Trustee, received by the Trustee no later than its close of business 10 business days prior to a Record Date (the "Reinvestment Notice Date"), reinvest such Unit holder's distribution from the Income and Capital Accounts in Units of the Trust, purchased from the Depositor, to the extent the Depositor shall make Units available for such purchase, at the Depositor's offering price as of the third business day prior to the following Distribution Date, and at such reduced sales charge as may be described in the prospectus for the Trusts. If, for any reason, the Depositor does not have Units of the Trust available for purchase, the Trustee shall distribute such Unit holder's distribution from the Income and Capital Accounts in the manner provided in clause (1) of the preceding paragraph. The Trustee shall be entitled to rely on a written instruction received as of the Reinvestment Notice Date and shall not be affected by any subsequent notice to the contrary. The Trustee shall have no responsibility for any loss or depreciation resulting from any reinvestment made in accordance with this paragraph, or for any failure to make such reinvestment in the event the Depositor does not make Units available for purchase.

Any Unit holder who does not effectively elect reinvestment in Units of their respective Trust pursuant to the preceding paragraph shall receive a cash distribution in the manner provided in clause (1) of the second preceding paragraph."

L.Section 3.05.II(b) of the Standard Terms and Conditions of Trust is hereby amended to read in its entirety as follows:

"II.(b) For purposes of this Section 3.05, the Unit holder's Income Distribution shall be equal to such Unit holder's pro rata share of the cash balance in the Income Account computed as of the close of business on the Record Date immediately preceding such Income Distribution after deduction of (i) the fees and expenses then deductible pursuant to
Section 3.05.I. and (ii) the Trustee's estimate of other expenses properly chargeable to the Income Account pursuant to the Indenture which have accrued, as of such Record Date, or are otherwise properly attributable to the period to which such Income Distribution relates."

M.Paragraph (c) of Subsection II of Section 3.05 of the Standard Terms and Conditions of Trust is hereby amended to read as follows:

"On each Distribution Date the Trustee shall distribute to each Unit holder of record at the close of business on the Record Date immediately preceding such Distribution Date an amount per Unit equal to such Unit holder's pro rata share of the balance of the Capital Account (except for monies on deposit therein required to purchase Contract Obligations) computed as of the close of business on such Record Date after deduction of any amounts provided in Subsection I."

N.Section 3.05 of Article III of the Standard Terms and Conditions of Trust is hereby amended to include the following subsection:

"Section 3.05.I.(e)deduct from the Income Account or, to the extent funds are not available in such Account, from the Capital Account and pay to the Depositor the amount that it is entitled to receive pursuant to Section 3.14."

O.Section 3.07 of the Standard Terms and Conditions of Trust is hereby amended by adding the following subsection:

"(h) that the sale Securities is necessary or advisable in order to maintain the qualification of the Trust as a "Regulated Investment Company" in the case of a Trust which has elected to qualify as such."

P.Section 3.11 of the Standard Terms and Conditions of Trust is hereby deleted in its entirety and replaced with the following language:

"Section 3.11. Notice to Depositor.

In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by at least a legally required number of holders of any Securities deposited in a Trust, the Trustee shall take such action or omit from taking any action, as appropriate, so as to insure that the Securities are voted as closely as possible in the same manner and the same general proportion as are the Securities held by owners other than such Trust.

In the event that an offer by the issuer of any of the Securities or any other party shall be made to issue new securities, or to exchange securities, for Trust Securities, the Trustee shall reject such offer. However, should any issuance, exchange or substitution be effected notwithstanding such rejection or without an initial offer, any securities, cash and/or property received shall be deposited hereunder and shall be promptly sold, if securities or property, by the Trustee pursuant to the Depositor's direction, unless the Depositor advises the Trustee to keep such securities or property. The Depositor may rely on the Portfolio Supervisor in so advising the Trustee. The cash received in such exchange and cash proceeds of any such sales shall be distributed to Unit holders on the next distribution date in the manner set forth in Section 3.05 regarding distributions from the Capital Account. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any such sale.

Neither the Depositor nor the Trustee shall be liable to any person for any action or failure to take action pursuant to the terms of this
Section 3.11.

Whenever new securities or property is received and retained by a Trust pursuant to this Section 3.11, the Trustee shall provide to all Unit holders of such Trust notices of such acquisition in the Trustee's annual report unless prior notice is directed by the Depositor."

Q.The first sentence of Section 3.13. shall be amended to read as follows:

"As compensation for providing supervisory portfolio services under this Indenture, the Portfolio Supervisor shall receive, in arrears, against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in the amount of $.0035 per Unit, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in
Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of Units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Portfolio Supervisor provides services during less than the whole of such year). Such fee may exceed the actual cost of providing such portfolio supervision services for the Trust, but at no time will the total amount received for portfolio supervision services rendered to unit investment trusts of which Nike Securities L.P. is the sponsor in any calendar year exceed the aggregate cost to the Portfolio Supervisor of supplying such services in such year."

R.Article III of the Standard Terms and Conditions of Trust is hereby amended by inserting the following paragraphs which shall be entitled
Section 3.14.:

"Section 3.14.Bookkeeping and Administrative Expenses. As compensation for providing bookkeeping and other administrative services of a character described in (a)(2)(C) of the Investment Company Act of 1940 to the extent such services are in addition to, and do not duplicate, the services to be provided hereunder by the Trustee or the Portfolio Supervisor, the Depositor shall receive against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in the per Unit amount set forth in
Part II of the Trust Agreement, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of Units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Depositor provides services during less than the whole of such year). Such fee may exceed the actual cost of providing such bookkeeping and administrative services for the Trust, but at not time will the total amount received for bookkeeping and administrative services rendered to unit investment trusts of which Nike Securities L.P. is the sponsor in any calendar year exceed the aggregate cost to the Depositor of supplying such services in such year. Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Trustee, upon receipt of an invoice therefor from the Depositor, upon which, as to the cost incurred by the Depositor of providing services hereunder the Trustee may rely, and shall be charged against the Income and Capital Accounts on or before the Distribution Date following the Monthly Record Date on which such period terminates. The Trustee shall have no liability to any Certificateholder or other person for any payment made in good faith pursuant to this Section.

If the cash balance in the Income and Capital Accounts shall be insufficient to provide for amounts payable pursuant to this Section 3.14, the Trustee shall have the power to sell (i) Securities from the current list of Securities designated to be sold pursuant to Section
5.02 hereof, or (ii) if no such Securities have been so designated, such Securities as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 3.14.

Any moneys payable to the Depositor pursuant to this Section 3.14 shall be secured by a prior lien on the Trust Fund except that no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 6.04 herein."

S.Article III of the Standard Terms and Conditions of Trust is hereby amended by inserting the following paragraph which shall be entitled
Section 3.15:

"Section 3.15. Deferred Sales Charge. If the prospectus related to the Trust specifies a deferred sales charge, the Trustee shall, on the dates specified in and as permitted by such Prospectus (the "Deferred Sales Charge Payment Dates"), withdraw from the Capital Account, an amount per Unit specified in such Prospectus and credit such amount to a special non-Trust account designated by the Depositor out of which the deferred sales charge will be distributed to or on the order of the Depositor on such Deferred Sales Charge Payment Dates (the "Deferred Sales Charge Account"). If the balance in the Capital Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, advance funds in an amount required to fund the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional monies in the Capital Account, and/or sell Securities and credit the proceeds thereof to the Deferred Sales Charge Account, provided, however, that the aggregate amount advanced by the Trustee at any time for payment of the deferred sales charge shall not exceed $15,000. Such direction shall, if the Trustee is directed to sell a Security, identify the Security to be sold and include instructions as to the execution of such sale. In the absence of such direction by the Depositor, the Trustee shall sell Securities sufficient to pay the deferred sales charge (and any unreimbursed advance then outstanding) in full, and shall select Securities to be sold in such manner as will maintain (to the extent practicable) the relative proportion of number of shares of each Security then held. The proceeds of such sales, less any amounts paid to the Trustee in reimbursement of its advances, shall be credited to the Deferred Sales Charge Account. If a Unit holder redeems Units prior to full payment of the deferred sales charge, the Trustee shall, if so provided in the related Prospectus, on the Redemption Date, withhold from the Redemption Price payable to such Unit holder an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to the Deferred Sales Charge Account. If the Trust is terminated for reasons other than that set forth in
Section 6.01(g), the Trustee shall, if so provided in the related Prospectus, on the termination of the Trust, withhold from the proceeds payable to Unit holders an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to the Deferred Sales Charge Account. If the Trust is terminated pursuant to Section 6.01(g), the Trustee shall not withhold from the proceeds payable to Unit holders any amounts of unpaid deferred sales charges. If pursuant to Section
5.02 hereof, the Depositor shall purchase a Unit tendered for redemption prior to the payment in full of the deferred sales charge due on the tendered Unit, the Depositor shall pay to the Unit holder the amount specified under Section 5.02 less the unpaid portion of the deferred sales charge. All advances made by the Trustee pursuant to this Section shall be secured by a lien on the Trust prior to the interest of the Unit holders."

T.Notwithstanding anything to the contrary in Sections 3.15 and 4.05 of the Standard Terms and Conditions of Trust, so long as Nike Securities L.P. is acting as Depositor, the Trustee shall have no power to remove the Portfolio Supervisor.

U.The first sentence of Section 4.03. shall be amended to read as follows:

"As compensation for providing evaluation services under this Indenture, the Evaluator shall receive, in arrears, against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee equal to the amount specified as compensation for the Evaluator in the Trust Agreement, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of Units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Evaluator provides services during less than the whole of such year). Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Trustee, upon receipt of invoice therefor from the Evaluator, upon which, as to the cost incurred by the Evaluator of providing services hereunder the Trustee may rely, and shall be charged against the Income and/or Capital Accounts, in accordance with Section 3.05."

V.Section 5.01 of the Standard Terms and Conditions of Trust shall be amended as follows:

(i)The second sentence of the first paragraph of Section 5.01 shall be amended by deleting the phrase "and (iii)" and adding the following "(iii) amounts representing unpaid accrued organization costs and (iv)"; and

(ii) The following text shall immediately precede the last sentence of the first paragraph of Section 5.01:

"Prior to the payment to the Depositor of its reimbursable organization costs to be made at the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period in accordance with Section 3.01, for purposes of determining the Trust Fund Evaluation under this Section 5.01, the Trustee shall rely upon the amounts representing unpaid accrued organization costs in the estimated amount per Unit set forth in the Prospectus until such time as the Depositor notifies the Trustee in writing of a revised estimated amount per Unit representing unpaid accrued organization costs. Upon receipt of such notice, the Trustee shall use this revised estimated amount per Unit representing unpaid accrued organization costs in determining the Trust Fund Evaluation but such revision of the estimated expenses shall not effect calculations made prior thereto and no adjustment shall be made in respect thereof."

W.Section 5.02 of the Standard Terms and Conditions of Trust is amended by adding the following after the second paragraph of such section:

"Notwithstanding anything herein to the contrary, in the event that any tender of Units pursuant to this Section 5.02 would result in the disposition by the Trustee of less than a whole Security, the Trustee shall distribute cash in lieu thereof and sell such Securities as directed by the Sponsors as required to make such cash available.

Subject to the restrictions set forth in the prospectus, Unit holders may redeem 1,000 Units or more of a Trust and request a distribution in kind of (i) such Unit holder's pro rata portion of each of the Securities in such Trust, in whole shares, and (ii) cash equal to such Unit holder's pro rata portion of the Income and Capital Accounts as follows: (x) a pro rata portion of the net proceeds of sale of the Securities representing any fractional shares included in such Unit holder's pro rata share of the Securities and (y) such other cash as may properly be included in such Unit holder's pro rata share of the sum of the cash balances of the Income and Principal Accounts in an amount equal to the Unit Value determined on the basis of a Trust Fund Evaluation made in accordance with Section 5.01 determined by the Trustee on the date of tender less amounts determined in clauses (i) and
(ii)(x) of this Section. Subject to 5.05 with respect to rollover Unit holders, if applicable, to the extent possible, distributions of Securities pursuant to an in kind redemption of Units shall be made by the Trustee through the distribution of each of the Securities in book-entry form to the account of the Unit holder's bank or broker-dealer at the Depository Trust Company. Any distribution in kind will be reduced by customary transfer and registration charges."

X.Paragraph (g) of Section 6.01 of the Standard Terms and Conditions of Trust is hereby amended by inserting the following after the first word thereof:

"(i) the value of any Trust as shown by an evaluation by the Trustee pursuant to Section 5.01 hereof shall be less than the lower of $2,000,000 or 20% of the total value of Securities deposited in such Trust during the initial offering period, or (ii)"

Y.The third paragraph of Section 6.02 of the Standard Terms and Conditions of Trust shall be deleted in its entirety and replaced with the following:

"The Trustee shall pay, or reimburse to the Depositor, the expenses related to the updating of the Trust's registration statement, to the extent of legal fees, typesetting fees, electronic filing expenses and regulatory filing fees. Such expenses shall be paid from the Income Account, or to the extent funds are not available in such Account, from the Capital Account, against an invoice or invoices therefor presented to the Trustee by the Depositor. By presenting such invoice or invoices, the Depositor shall be deemed to certify, upon which certification the Trustee is authorized conclusively to rely, that the amounts claimed therein are properly payable pursuant to this paragraph. The Depositor shall provide the Trustee, from time to time as requested, an estimate of the amount of such expenses, which the Trustee shall use for the purpose of estimating the accrual of Trust expenses. The amount paid by the Trust pursuant to this paragraph in each year shall be separately identified in the annual statement provided to Unitholders. The Depositor shall assure that the Prospectus for the Trust contains such disclosure as shall be necessary to permit payment by the Trust of the expenses contemplated by this paragraph under applicable laws and regulations.

The provisions of this paragraph shall not limit the authority of the Trustee to pay, or reimburse to the Depositor or others, such other or additional expenses as may be determined to be payable from the Trust as provided in Section 6.02 of the Standard Terms and Conditions of Trust."

Z.The third sentence of paragraph (a) of Section 6.05 of the Standard Terms and Conditions of Trust shall be replaced in its entirety by the following:

"In case at any time the Trustee shall become incapable of acting, or if a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Trustee in an involuntary case, or the Trustee shall commence a voluntary case, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for the Trustee or for any substantial part of its property shall be appointed, or the Trustee shall make any general assignment for the benefit of creditors, or shall generally fail to pay its debts as they become due, or if the Sponsor shall determine in good faith that there has occurred either (1) a material deterioration in the creditworthiness of the Trustee or (2) one or more negligent acts on the part of the Trustee having a materially adverse effect, either singly or in the aggregate, on the Trust or on one or more Trusts of one or more Funds, such that the replacement of the Trustee is in the best interests of the Unit holders, the Sponsor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which shall be delivered to the Trustee so removed and one copy to the successor trustee."

AA.Section 8.02 of the Standard Terms and Conditions of Trust shall be amended as follows:

(i) The fourth sentence of the second paragraph shall be deleted and replaced with the following:

"The Trustee will honor duly executed requests for in-kind distributions received (accompanied by the electing Unit holder's Certificate, if issued) by the close of business ten business days prior to the Mandatory Termination Date."

(ii) The first sentence of the fourth paragraph shall be deleted and replaced with the following:

"Commencing no earlier than the business day following that date on which Unit holders must submit to the Trustee notice of their request to receive an in-kind distribution of Securities at termination, the Trustee will liquidate the Securities not segregated for in-kind distributions during such period and in such daily amounts as the Depositor shall direct."

IN WITNESS WHEREOF, Nike Securities L.P., The Chase Manhattan Bank and First Trust Advisors L.P. have each caused this Trust Agreement to be executed and the respective corporate seal to be hereto affixed and attested (if applicable) by authorized officers; all as of the day, month and year first above written.

NIKE SECURITIES L.P., Depositor

By     Robert M. Porcellino
      Senior Vice President

THE CHASE MANHATTAN BANK, Trustee

By          Rosalia Raviele
             Vice President

[SEAL]

ATTEST:

Rachelle Cohen
Assistant Treasurer

FIRST TRUST ADVISORS L.P.,
Evaluator

       Robert M. Porcellino
      Senior Vice President

FIRST TRUST ADVISORS L.P.,
Portfolio Supervisor

By     Robert M. Porcellino
      Senior Vice President

                            SCHEDULE A TO TRUST AGREEMENT

                          Securities Initially Deposited

                                      FT 392

(Note: Incorporated herein and made a part hereof for the Trust is the "Schedule of Investments" for the Trust as set forth in the Prospectus.)